UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/13/2011

UMB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106
(Address of principal executive offices, including zip code)

(816) 860-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On May 13, 2011, UMB Financial Corporation and its subsidiaries, UMB Bank, n.a., UMB Bank Colorado, n.a., UMB Bank Arizona, n.a., and UMB National Bank of America (collectively, the "Company") entered into an agreement to settle a class action lawsuit, filed in Missouri, in November 2010 and amended in May 2011, arising from the Company's consumer personal deposit account posting practices, which allegedly resulted in excessive overdraft fees in violation of Missouri's consumer protection statute and the account agreement. While admitting no wrongdoing, in order to fully and finally resolve the litigation and avoid any further expense and distraction caused by the litigation, the Company agreed to establish a $7.8 million escrow settlement fund. The settlement is subject to approval by the Circuit court of Jackson County, Missouri.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORP

Date: May 18, 2011	By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn
Vice Chairman, CFO and CAO